Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 21, 2000 incorporated by reference in Newmont Mining Corporation's Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.



/s/ ARTHUR ANDERSON LLP
ARTHUR ANDERSON LLP

Denver, Colorado
December 12, 2000